Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2018 Third Quarter Results

Richmond, VA, November 1, 2018 - Kinsale Capital Group, Inc. (NASDAQ:KNSL) reported net income of $11.9 million, $0.55 per diluted share, for the third quarter of 2018 compared to $4.2 million, $0.20 per diluted share, for the third quarter of 2017. Net income was $29.3 million, $1.35 per diluted share, for the first nine months of 2018 compared to $19.0 million, $0.88 per diluted share, for the first nine months of 2017. Net income included after-tax catastrophe losses incurred of $0.3 million and $0.4 million in the third quarter and the first nine months of 2018, respectively, and $5.2 million and $5.3 million in the third quarter and the first nine months of 2017, respectively.

Net operating earnings(1) were $10.6 million, $0.49 per diluted share, for the third quarter of 2018 compared to $4.2 million, $0.20 per diluted share, for the third quarter of 2017. Net operating earnings(1) were $28.7 million, $1.32 per diluted share, for the first nine months of 2018 compared to $19.0 million, $0.88 per diluted share, for the first nine months of 2017.

Highlights for the third quarter and first nine months of 2018 included:

•	Net income increased by 184.2% compared to the third quarter of 2017

•	Net operating earnings(1) increased by 153.0% compared to the third quarter of 2017

•	25.0% growth in gross written premiums to $69.5 million compared to the third quarter of 2017

•	47.7% increase in net investment income to $4.1 million compared to the third quarter of 2017

•	Underwriting income(1) of $8.4 million in the third quarter of 2018, resulting in a combined ratio of 84.6%

•	15.4% annualized operating return on equity(1) for the nine months ended September 30, 2018
(1) See discussion of "Non-GAAP Financial Measures" below.
"Kinsale's disciplined underwriting and claims handling combined with a technology-driven, low-cost platform continue to power favorable returns. We achieved a combined ratio of 84.6% for the quarter and an annualized operating return on equity for the first nine months of 2018 of 15.4%, consistent with our forward guidance,” said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $69.5 million for the three months ended September 30, 2018 compared to $55.6 million for the three months ended September 30, 2017, an increase of 25.0%. Gross written premiums were $203.4 million for the nine months ended September 30, 2018 compared to $166.2 million for the nine months ended September 30, 2017, an increase of 22.3%. The increase in gross written premiums during the third quarter and the first nine months of 2018 over the same periods last year was due to growth across most lines of business as submissions from brokers requesting policy quotes remained strong.
Underwriting income(2) was $8.4 million resulting in a combined ratio of 84.6% for the three months ended September 30, 2018, compared to $2.5 million resulting in a combined ratio of 94.5% for same period last year. The increase in underwriting income(2) was principally due to lower catastrophe losses incurred in the third quarter of 2018 of $0.4 million compared to catastrophe losses incurred of $8.0 million the third quarter of 2017. Net favorable development of loss reserves on prior accident years was $2.2 million in the third quarter of 2018, compared to $2.9 million in the third quarter of 2017. Loss and expense ratios were 59.1% and 25.5%, respectively, for the three months ended September 30, 2018 compared to 70.1% and 24.4% for the three months ended September 30, 2017.
Underwriting income(2) was $23.5 million for the nine months ended September 30, 2018, resulting in a combined ratio of 84.6% compared to $20.2 million resulting in a combined ratio of 84.3% for same period last year. Loss and expense ratios were 59.3% and 25.3%, respectively, for the nine months ended September 30, 2018 compared to 58.8% and 25.5%, respectively, for the nine months ended September 30, 2017. The increase in underwriting income(2) was principally the result of premium growth and lower catastrophe losses incurred, offset in part by lower net favorable development of loss reserves in prior accident years.
Summary of Underwriting Results
The Company’s underwriting results for the three and nine months ended September 30, 2018 and 2017 are summarized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	($ in thousands)
Gross written premiums	$69,546	$55,633	$203,374	$166,248
Ceded written premiums	(11,602)	(8,562)	(29,448)	(25,242)
Net written premiums	$57,944	$47,071	$173,926	$141,006

Net earned premiums	$54,296	$45,030	$153,250	$128,515
Losses and loss adjustment expenses	32,085	31,568	90,951	75,534
Underwriting, acquisition and insurance expenses	13,850	10,989	38,767	32,775
Underwriting income(2)	$8,361	$2,473	$23,532	$20,206

Loss ratio	59.1%	70.1%	59.3%	58.8%
Expense ratio	25.5%	24.4%	25.3%	25.5%
Combined ratio	84.6%	94.5%	84.6%	84.3%

Annualized return on equity(3)	18.9%	7.3%	15.8%	11.5%
Annualized operating return on equity(4)	16.7%	7.3%	15.4%	11.4%

(2)	Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.

(3)	Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

(4)
Annualized operating return on equity is net operating earnings, a non-GAAP financial measure, expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See discussion of "Non-GAAP Financial Measures" below.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30, 2018		Three Months Ended September 30, 2017
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$33,882	62.4%	$26,419	58.6%
Current accident year - catastrophe losses	402	0.7%	8,044	17.9%
Effect of prior accident year development	(2,199)	(4.0)%	(2,895)	(6.4)%
Total	$32,085	59.1%	$31,568	70.1%

	Nine Months Ended September 30, 2018		Nine Months Ended September 30, 2017
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$96,115	62.7%	$79,208	61.6%
Current accident year - catastrophe losses	558	0.3%	8,157	6.4%
Effect of prior accident year development	(5,722)	(3.7)%	(11,831)	(9.2)%
Total	$90,951	59.3%	$75,534	58.8%

Investment Results
The Company’s net investment income was $4.1 million in the third quarter of 2018 compared to $2.8 million in the third quarter of 2017, an increase of 47.7%. Net investment income was $11.1 million in the first nine months of 2018 compared to $7.5 million in the first nine months of 2017. The Company’s investment portfolio, excluding cash and cash equivalents, had an annualized gross investment return of 2.9% for the nine months ended September 30, 2018 compared to 2.4% for the nine months ended September 30, 2017. Funds are generally invested conservatively in high quality securities, including government agency, asset and mortgage-backed securities, municipal and corporate bonds with an average credit quality of "AA." The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.0 years at September 30, 2018 and 3.9 years at December 31, 2017. Cash and invested assets totaled $634.2 million at September 30, 2018 compared to $561.1 million at December 31, 2017.
Effective January 1, 2018, the Company adopted a new accounting standard, which prescribed several changes, including eliminating the available-for-sale classification of equity investments and requiring changes in unrealized gains and losses in the fair value of equity investments to be recognized in net income. For the three and nine months ended September 30, 2018, the Company recognized unrealized gains, net of taxes, related to its equity portfolio in the consolidated statement of income of $1.4 million and $0.5 million, respectively.
Other
The effective tax rates for the nine months ended September 30, 2018 and 2017 were 17.1% and 30.5%, respectively. The decrease in the effective tax rate for the nine months ended September 30, 2018 compared to the prior-year period was largely attributable to the effect of the Tax Cuts and Jobs Act of 2017, which lowered the federal corporate tax rate from 35% to 21%.

Total comprehensive income, which includes the change in after-tax unrealized gains and losses from the Company’s available-for-sale fixed-maturity investments, was $10.0 million for the third quarter of 2018 compared to $5.8 million for the same period in 2017. Total comprehensive income was $21.5 million for the first nine months of 2018 compared to $23.9 million for the first nine months of 2017. The decline in total comprehensive income was principally due to an increase in unrealized losses during the first nine months of 2018 related to lower fair values of Company's fixed-maturity investments, which was mostly attributable to a higher interest rate environment.
Stockholders' equity was $257.9 million at September 30, 2018, compared to $238.2 million at December 31, 2017. Annualized return on equity was 15.8% for the first nine months of 2018, an increase from 11.5% for the first nine months of 2017. The increase was due to a number of factors, including lower catastrophe losses incurred, the lower income tax rate resulting from the Tax Cuts and Jobs Act of 2017 and higher overall returns on the investment portfolio, offset in part by lower net favorable development of loss reserves in prior accident years.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings exclude the impact of realized investment gains and losses and unrealized gains and losses on equity securities. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three and nine months ended September 30, 2018 and 2017, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	($ in thousands, except per share data)
Net operating earnings:
Net income	$11,940	$4,201	$29,339	$18,977
Net unrealized gains losses on equity securities, after taxes	(1,390)	—	(454)	—
Net realized losses (gains) on investments, after taxes	5	(29)	(221)	(23)
Net operating earnings	$10,555	$4,172	$28,664	$18,954

Diluted operating earnings per share:
Diluted earnings per share	$0.55	$0.20	$1.35	$0.88
Net unrealized gains on equity securities, after taxes, per share	(0.06)	—	(0.02)	—
Net realized losses (gains) on investments, after taxes, per share	—	—	(0.01)	—
Diluted operating earnings per share	$0.49	$0.20	$1.32	$0.88

Operating return on equity:
Average equity(1)	$252,925	$228,902	$248,047	$220,986
Annualized return on equity(2)	18.9%	7.3%	15.8%	11.5%
Annualized operating return on equity(3)	16.7%	7.3%	15.4%	11.4%

(1)	Computed by adding the total equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.

(2)	Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

(3)	Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Underwriting Income
Underwriting income is a non-GAAP financial measure that is useful in evaluating the Company's underwriting performance without regard to investment income. Underwriting income represents the pre-tax profitability of the Company's insurance operations and is derived by subtracting losses and loss adjustment expenses and underwriting, acquisition and insurance expenses from net earned premiums. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three and nine months ended September 30, 2018 and 2017, net income reconciles to underwriting income as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Net income	$11,940	$4,201	$29,339	$18,977
Income tax expense	2,155	1,054	6,032	8,319
Income before income taxes	14,095	5,255	35,371	27,296
Other expenses	107	27	121	429
Net investment income	(4,085)	(2,765)	(11,096)	(7,483)
Net unrealized gains on equity securities	(1,760)	—	(575)	—
Net realized losses (gains) on investments	6	(44)	(280)	(36)
Other income	(2)	—	(9)	—
Underwriting income	$8,361	$2,473	$23,532	$20,206
Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, November 2, 2018, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 1079188, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on December 31, 2018.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; adverse economic factors; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.

Contact

Kinsale Capital Group, Inc.
Bryan Petrucelli
Senior Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except per share data)
Revenues
Gross written premiums	$69,546	$55,633	$203,374	$166,248
Ceded written premiums	(11,602)	(8,562)	(29,448)	(25,242)
Net written premiums	57,944	47,071	173,926	141,006
Change in unearned premiums	(3,648)	(2,041)	(20,676)	(12,491)
Net earned premiums	54,296	45,030	153,250	128,515

Net investment income	4,085	2,765	11,096	7,483
Net unrealized gains on equity securities	1,760	—	575	—
Net realized (losses) gains on investments	(6)	44	280	36
Other income	2	—	9	—
Total revenues	60,137	47,839	165,210	136,034

Expenses
Losses and loss adjustment expenses	32,085	31,568	90,951	75,534
Underwriting, acquisition and insurance expenses	13,850	10,989	38,767	32,775
Other expenses	107	27	121	429
Total expenses	46,042	42,584	129,839	108,738
Income before income taxes	14,095	5,255	35,371	27,296
Total income tax expense	2,155	1,054	6,032	8,319
Net income	11,940	4,201	29,339	18,977

Other comprehensive income
Change in unrealized (losses) gains on available-for-sale securities, net of taxes	(1,953)	1,639	(7,825)	4,886
Total comprehensive income	$9,987	$5,840	$21,514	$23,863

Earnings per share - basic	$0.57	$0.20	$1.39	$0.90
Earnings per share - diluted	$0.55	$0.20	$1.35	$0.88

Weighted-average shares outstanding - basic	21,102	20,995	21,073	20,978
Weighted-average shares outstanding - diluted	21,721	21,520	21,671	21,461

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	September 30, 2018	December 31, 2017
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$508,011	$425,191
Equity securities at fair value	61,448	54,132
Total investments	569,459	479,323

Cash and cash equivalents	64,744	81,747
Investment income due and accrued	3,711	3,077
Premiums receivable, net	22,465	19,787
Reinsurance recoverable	64,949	49,593
Ceded unearned premiums	15,646	13,858
Deferred policy acquisition costs, net of ceding commissions	14,485	11,775
Intangible assets	3,538	3,538
Deferred income tax asset, net	6,129	2,492
Other assets	5,375	2,659
Total assets	$770,501	$667,849

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$365,814	$315,717
Unearned premiums	125,574	103,110
Payable to reinsurers	5,313	3,226
Accounts payable and accrued expenses	5,726	6,519
Other liabilities	10,169	1,088
Total liabilities	512,596	429,660

Stockholders' equity	257,905	238,189
Total liabilities and stockholders' equity	$770,501	$667,849